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                                                                    EXHIBIT 4.8

                              REMARKETING AGREEMENT



                                                                  June 28, 2000


MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

         Morgan Stanley & Co. Incorporated (the "Remarketing Agent") is undertaking to remarket the 7 3/4% Trust Preferred Securities due August 18, 2005 (the "Trust Preferred Securities"), issued by VEC Trust I, a Delaware business trust (the "Trust"), pursuant to Amended and Restated Declaration of Trust (the "Declaration"), dated as of June 28, 2000 by and among Valero Energy Corporation, a Delaware corporation (the "Company"), as Sponsor, Jay D. Browning, John D. Gibbons and Donna M. Titzman, as the initial Regular Trustees, The Bank of New York, as the initial Property Trustee, and The Bank of New York (Delaware), as the initial Delaware Trustee, not in their individual capacities but solely as Trustees, and the Holders, from time to time, of the Securities representing undivided beneficial ownership interests in the assets of the Trust to be issued pursuant to the Declaration.

         The Remarketing (as defined below) of the Trust Preferred Securities is provided for in the Declaration, the Pledge Agreement and the Purchase Contract Agreement (as defined below).

         If a liquidation and dissolution of the Trust shall have occurred prior to the Purchase Contract Settlement Date and the Senior Deferrable Notes have been distributed to the holders of the Trust Preferred Securities all references herein to "Trust Preferred Securities" shall instead be references to "Senior Deferrable Notes" and references to "Remarketed Trust Preferred Securities" shall instead be references to "Remarketed Senior Deferrable Notes", unless the context otherwise requires.

         Section 1. Definitions.

         (a) Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract Agreement, dated as of June 28, 2000 (the "Purchase Contract Agreement"), between the Company and The Bank of New York, as Purchase Contract Agent (the "Purchase Contract Agent").

         (b) As used in this Agreement, the following terms have the following meanings:

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         "Guarantee Agreement" means the guarantee agreement dated June 28, 2000 between the Company and The Bank of New York.

         "Remarketed Trust Preferred Securities" means the Trust Preferred Securities subject to the Remarketing, as identified to the Remarketing Agent by the Purchase Contract Agent after 11:00 a.m., New York City time, on the fifth Business Day immediately preceding August 18, 2003;

         "Remarketing Procedures" means the procedures in connection with the Remarketing of the Trust Preferred Securities described in the Purchase Contract Agreement, the Pledge Agreement and the Declaration, as the case may be; and

         "Remarketing" means the remarketing of the Remarketed Trust Preferred Securities pursuant to the Remarketing Procedures.

         "Rights Agreement" means the rights agreement dated as of July 17, 1997 between the Company and Harris Trust and Savings Bank.

         "Transaction Documents" means the Purchase Contract Agreement, the Pledge Agreement and the Declaration, collectively.

         Section 2. Appointment and Obligations of the Remarketing Agent.

         (a) The Company hereby appoints Morgan Stanley & Co. Incorporated as exclusive remarketing agent (the "Remarketing Agent"), and Morgan Stanley & Co. Incorporated hereby (1) accepts appointment as Remarketing Agent, for the purpose of (a) Remarketing Remarketed Trust Preferred Securities on behalf of the holders thereof and (b) performing such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with and pursuant to the Remarketing Procedures, and (2) accepts and will perform all obligations of the Remarketing Agent set forth in the Declaration, the Pledge Agreement and the Purchase Contract Agreement.

         (b) The Remarketing Agent agrees to (1) use reasonable efforts to remarket the Remarketed Trust Preferred Securities tendered or deemed tendered to the Remarketing Agent in the Remarketing, (2) notify the Company, the Depositary and the Indenture Trustee promptly of the Reset Rate and (3) carry out such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with the provisions of the Remarketing Procedures.

         (c) On the third Business Day immediately preceding the Purchase Contract Settlement Date (the "Remarketing Date"), the Remarketing Agent shall use reasonable efforts to remarket the Trust Preferred Securities tendered or deemed tendered for purchase at a price equal to 100.25% of the aggregate stated liquidation amount thereof.

         (d) If, as a result of the efforts described in 2(c), the Remarketing Agent has determined that it will be able to remarket all of the Preferred Securities tendered or deemed


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tendered for purchase at a price of 100.25% of the aggregate stated liquidation amount of such Preferred Securities, the Remarketing Agent shall determine the Reset Rate, which shall be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum), sufficient to cause the then-current aggregate market value of the Preferred Securities to be equal to 100.25% of the aggregate stated liquidation amount of such Preferred Securities, that the Remarketing Agent determines, in its sole reasonable judgment, to be the lowest rate per annum that will enable it to remarket all of the Preferred Securities tendered or deemed tendered for Remarketing.

         (e) If none of the Holders of the Preferred Securities or the holders of the PEPS Units elect to have Preferred Securities remarketed in the Remarketing, the Reset Rate shall be the rate determined by the Remarketing Agent, in its sole reasonable discretion, as the rate that would have been established had a Remarketing been held on the Remarketing Date.

         (f) Upon receipt of the proceeds from the Remarketing, the Remarketing Agent shall: (1) retain $.0625 per Remarketed Trust Preferred Security as a remarketing fee for the performance of its services as Remarketing Agent hereunder; and (2) remit to the Collateral Agent all other proceeds of the Remarketed Trust Preferred Securities subject to the Pledge Agreement.

         (g) If, by 4:00 p.m., New York City time, on the Remarketing Date, the Remarketing Agent is unable to remarket all of the Trust Preferred Securities tendered or deemed tendered for purchase pursuant to the terms and conditions hereof, a Failed Remarketing shall be deemed to have occurred, and the Remarketing Agent shall so advise by telephone the Depositary, the Property Trustee, the Trust and the Company. In the event of a Failed Remarketing, the Reset Rate shall equal the Two Year Benchmark Treasury Rate plus the Applicable Margin.

         (h) By approximately 4:30 p.m., New York City time, on the Remarketing Date (provided there has not been a Failed Remarketing), the Remarketing Agent shall advise, by telephone:

         (1) the Depositary, the Property Trustee, the Indenture Trustee, the Trust and the Company of the Reset Rate determined in the Remarketing and the number of Remarketed Trust Preferred Securities sold in the Remarketing;

         (2) each purchaser (or the Depositary Participant thereof) of Remarketed Trust Preferred Securities of the Reset Rate and the number of Remarketed Trust Preferred Securities such purchaser is to purchase; and

         (3) each purchaser to give instructions to its Depositary Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Remarketed Trust Preferred Securities purchased through the facilities of the Depositary.


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         Section 3. Representations and Warranties of the Company and the Trust.


         The Company and the Trust jointly and severally represent and warrant
(i) on and as of the date hereof, (ii) on and as of the date the Prospectus or other Remarketing Materials (each as defined in Section 3(a) below) are first distributed in connection with the Remarketing (the "Commencement Date"), (iii) on and as of the Remarketing Date, and (iv) on and as of the Purchase Contract Settlement Date that:

         (a) A registration statement (File Nos. 333-33846, 333-33846-01 and 333-33846-02) in respect of the initial offering of the Trust Preferred Securities has been filed with the Securities and Exchange Commission (the "Commission") on Form S-3; a registration statement on Form S-3, if required in connection with the Remarketing also may be prepared by the Company; the last of such registration statement including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement at the time such part of such registration statement became effective but excluding each Form T-1 filed in connection therewith, and any post-effective amendment thereto is referred to herein as the "Registration Statement"; the Registration Statement, in the form heretofore delivered or to be delivered to the Remarketing Agent, excluding exhibits, but including all documents incorporated by reference in the prospectus contained therein, has been declared effective by the Commission in such form; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Securities Act"), being hereinafter called a "Preliminary Prospectus"; the prospectus relating to the Trust Preferred Securities, in the form in which first filed, or transmitted for filing, with the Commission after the effective date of the Registration Statement pursuant to Rule 424(b), being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Securities Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Trust Preferred Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing.

         Reference made herein to any Preliminary Prospectus, the Prospectus or any other information furnished by the Company to the Remarketing Agent for distribution to investors in


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connection with the Remarketing (the "Remarketing Materials") shall be deemed to refer to and include any documents incorporated by reference therein pursuant to
Item 12 of Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, or, in the case of Remarketing Materials, referred to as incorporated by reference therein, and any reference to any amendment or supplement to any Preliminary Prospectus, the Prospectus or the Remarketing Materials shall be deemed to refer to and include any document filed under the Exchange Act, after the date of such Preliminary Prospectus or the Prospectus incorporated by reference therein pursuant to Item 12 of Form S-3 or, if so incorporated, the Remarketing Materials, as the case may be;

         (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Remarketing Agent furnished in writing to the Company by the Remarketing Agent or its counsel expressly for use in the Prospectus;

         (c) The Registration Statement conforms (and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the rules and regulations promulgated thereunder, and the Registration Statement, the Prospectus and the Remarketing Materials (and any amendment or supplement thereto) as of their respective effective or filing dates and as of the Commencement Date, Remarketing Date and Purchase Contract Settlement Date do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation and warranty is made as to any statement of eligibility on Form T-1 filed or incorporated by reference as part of the Registration Statement, the Prospectus or the Remarketing Materials, or as to information relating to the Remarketing Agent contained in or omitted from the Registration Statement, the Prospectus or the Remarketing Materials in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent;

         (d) The Trust has no subsidiaries. Neither the Trust nor the Company (including all of its subsidiaries taken as a whole, each a "Subsidiary" and, collectively, the "Subsidiaries")


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has incurred any material adverse change, or any development involving a prospective material adverse change in the condition, financial or otherwise, or in its earnings, business or operations from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement);

         (e) This Agreement has been duly authorized, executed and delivered by each of the Company and the Trust, and this Agreement conforms to the description thereof in the Transaction Documents;

         (f) Each of the Company and its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Remarketing Materials, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. All of the shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable. All of the outstanding shares of capital stock of each Subsidiary are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance or security interest;

         (g) The Senior Deferrable Notes have been duly authorized, and, when issued and delivered pursuant to the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument, enforceable in accordance with its terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Indenture will conform to the descriptions thereof in the Prospectus;

         (h) Each of the Guarantee and the Guarantee Agreement has been duly authorized and when validly executed and delivered by the Company will constitute a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Guarantee will conform to the description thereof in the Prospectus;

         (i) Neither the Company nor any of its Subsidiaries is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution, delivery and performance by the Company of its obligations under, this Agreement, the Declaration, the Guarantee Agreement and the Indenture and the consummation of the


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transactions (the "Transactions") contemplated in this Agreement, the
Declaration, the Guarantee, the Indenture, nor will compliance by the Company with its obligations under this Agreement, the Declaration, the Guarantee Agreement and the Indenture, result in a violation of, or constitute a default under, (1) the certificate of incorporation, by-laws or other governing documents of the Company or any of its Subsidiaries, (2) any agreement, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, or (3) any law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries which would be material to the Company and its Subsidiaries taken as a whole. Except for permits and similar authorizations required under the Securities Act, the Trust Indenture Act, and the securities or Blue Sky laws of certain jurisdictions, and except for such permits and authorizations as have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required for the Guarantee or the consummation of the Transactions;

         (j) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the "Delaware Trust Act") and is a "grantor trust" for federal income tax purposes, with the trust power and authority to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by the Underwriting Agreement as described in the Prospectus; the Trust will not be a party to or bound by any agreement or instrument other than this Agreement, the Underwriting Agreement and the other agreements entered into in connection with the transactions contemplated hereby or thereby; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement, the Underwriting Agreement and the Declaration; and the Trust is not a party to or subject to any action, suit or proceeding of any nature;

         (k) The Declaration has been duly authorized by the Company, as Sponsor, and, when duly executed and delivered by the Company, as Sponsor, and the Regular Trustees (assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee), will constitute a legal, valid and binding obligation of the Sponsor and the Trustees, enforceable against the Sponsor and the Trustees in accordance with its terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Declaration will conform to the description thereof contained in the Prospectus;

         (l) The Trust Preferred Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Declaration, and delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Trust, and the issuance of such Trust Preferred Securities will not be subject to any preemptive or similar rights. Holders of the Trust Preferred


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Securities will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. The common securities of the Trust have been duly authenticated under the Declaration and, when issued and delivered to the Company against payment therefor as described in the Prospectus, will be validly issued undivided beneficial interests in the assets of the Trust, and the issuance of such common securities of the Trust will not be subject to any preemptive rights;

         (m) The Trust is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution, delivery and performance by the Trust of its obligations under this Agreement, the Underwriting Agreement and the Trust Preferred Securities and the common securities of the Trust, the purchase of the Senior Deferrable Notes by the Trust from the Company, the distribution of the Senior Deferrable Notes upon the liquidation of the Trust in the circumstances contemplated by the Declaration, or the consummation by the Trust of the transactions contemplated in this Agreement, the Declaration or the Underwriting Agreement (the "Trust Transactions"), result in a violation of any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its assets. Except for permits and similar authorizations required under the Securities Act, the qualification of the Declaration under the Trust Indenture Act and the securities or Blue Sky laws of certain jurisdictions, and except for such permits and authorizations as have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required for the consummation of the Trust Transactions;

         (n) The Trust, the Company and its Subsidiaries have good and indefeasible title to all material real and personal property owned by them, in each case free and clear of all mortgages, liens, encumbrances and defects, except such as are described or referred to in the Remarketing Materials, or such as do not materially affect the values of such property and do not unreasonably interfere with the use made or proposed to be made of such property by the Trust or the Company or such Subsidiaries; and any real property and buildings held under lease by the Trust and the Company and its Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not unreasonably interfere with the use made or proposed to be made of such property and buildings by the Trust and the Company or such Subsidiaries;

         (o) There are no legal or governmental investigations or proceedings pending or threatened to which the Trust, the Company or any of its Subsidiaries is a party or to which any of the properties of the Trust, the Company or any of its Subsidiaries is subject, that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

         (p) The Company has prepared its financial statements on a consistent basis in accordance with generally accepted accounting principles. The pro forma financial statements of the Company, and the related notes thereto, included in the Prospectus present fairly in all


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material respects the pro forma financial position of the Company, as of the dates indicated and the results of its operations for the periods specified; the pro forma combined financial information, and the related notes thereto, included in the Prospectus has been prepared in accordance with the applicable requirements of the Exchange Act and is based upon good faith estimates and assumptions believed by the Company to be reasonable;

         (q) Neither the Company nor the Trust is, and after giving effect to the offering and sale of the securities contemplated pursuant to the Underwriting Agreement and the application of the proceeds thereof as described in the Prospectus, neither will be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

         (r) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Rights Agreement, the Purchase Contract Agreement, the Securities, the Pledge Agreement, the Declaration, the Guarantee, the Guarantee Agreement, the Senior Deferrable Notes, the Indenture and the Underwriting Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency that has not already been obtained is required for the performance by the Company of its obligations under this Agreement, the Rights Agreement, the Purchase Contract Agreement, the Securities, the Pledge Agreement, the Declaration, the Guarantee, the Guarantee Agreement, the Senior Deferrable Notes, the Indenture or the Underwriting Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities;

         (s) Neither the Company nor any of its Subsidiaries is in violation of its corporate charter or by-laws or other constitutive document or in default under any agreement, indenture or instrument, which default could reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, and no event or condition has occurred or exists which, with the giving of notice or the lapse of time or both, would result in any such violation or default which would have such an effect.

         (t) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"),
(ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
(iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and except, in each case,


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as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement);

         (u) Except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

         (v) All licenses, permits, consents, certificates of need, authorizations, certifications, accreditations, franchises, approvals, grants of rights by, or filings or registrations with, any federal, state, local or foreign court or governmental or public body, authority, or other instrumentality or third person (including without limitation the Federal Energy Regulatory Commission ("FERC")) (any of the foregoing a "License") necessary for either the Company and its Subsidiaries to own, build, maintain or operate their respective businesses or properties have been duly authorized and obtained, and are in full force and effect, except where the failure to so be obtained or in effect would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and the Company and its Subsidiaries are in compliance in all material respects with all provisions thereof; no event has occurred which permits (or with the passage of time would permit) the revocation or termination of any License, or which could result in the imposition of any restriction thereon, which is of such a nature or the effect of which would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole; no material License is the subject of any pending or, to the best of the Company's knowledge, threatened challenge or revocation which, if such License were revoked, would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole; the Company and its Subsidiaries are not required to obtain any material License that has not already been obtained from, or effect any material filing or registration that has not already been effected with, the FERC or any other federal, state or local regulatory authority in connection with the execution and delivery of this Agreement, the Rights Agreement, the Purchase Contract Agreement, the Securities, the Pledge Agreement, the Declaration, the Guarantee, the Guarantee Agreement, the Senior Deferrable Notes, the Indenture or the Underwriting Agreement; and except, in each case, as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement);

         (w) The certificate delivered pursuant to paragraph (e) of Section 6 hereof and all other documents delivered by the Company or its representatives in connection with the issuance and sale of the Remarketed Trust Preferred Securities were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, in all material respects true and complete.


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         Section 4. Fees.

         For the performance of its services as Remarketing Agent hereunder, the Remarketing Agent shall retain from the proceeds of the Remarketing an amount equal to .25% of the $25 Stated Amount of all Remarketed Trust Preferred Securities.

         Section 5. Covenants of the Company.

         The Company covenants and agrees as follows:

         (a) (1) To prepare any registration statement or the Prospectus, if required in connection with the Remarketing, in a form approved by the Remarketing Agent and to file any such prospectus pursuant to the Securities Act within the period required by the Securities Act and the rules and regulations thereunder;

         (2) to advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agent with copies thereof;

         (3) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Remarketed Trust Preferred Securities;

         (4) to advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of any of the Remarketed Trust Preferred Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

         (b) To furnish promptly to the Remarketing Agent and to counsel to the Remarketing Agent a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

         (c) To furnish to the Remarketing Agent in New York City such copies of the following documents as the Remarketing Agent shall reasonably request:
     (1) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (2) the Prospectus and any amended or supplemented Prospectus;
     (3) any document incorporated by reference in the

     Prospectus (excluding exhibits thereto); and (4) any Remarketing Materials; and, if the delivery of a prospectus is required at any time in connection with the Remarketing and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

         (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission.

         (e) Prior to filing with the Commission (1) any amendment to the Registration Statement or supplement to the Prospectus or (2) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Remarketing Agent and counsel to the Remarketing Agent; and not to file any such amendment or supplement which shall be reasonably disapproved by the Remarketing Agent promptly after reasonable notice.

         (f) As soon as practicable, but in any event not later than eighteen months, after the Effective Date of the Registration Statement, to make "generally available to its security holders" an "earnings statement" of the Company and its Subsidiaries complying with (which need not be audited)
     Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158). The terms "generally available to its security holders" and "earnings statement" shall have the meanings set forth in Rule 158 of the Rules and Regulations.

         (g) To take such action as the Remarketing Agent may reasonably request in order to qualify the Remarketed Trust Preferred Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Remarketing Agent may reasonably request; provided that in no event shall the Company be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

         (h) To pay: (1) the costs incident to the preparation and printing of the Registration Statement, Prospectus and any Remarketing Materials and any amendments or supplements thereto; (2) the costs of distributing the Registration Statement, Prospectus and any Remarketing Materials and any amendments or supplements thereto; (3) the fees and expenses of qualifying the Remarketed Trust Preferred Securities under the securities laws of the several jurisdictions as provided in Section 5(g) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Remarketing Agent);
     (4) all other costs and expenses incident to the performance of the obligations of the Company, hereunder; and (5) the reasonable fees and expenses of counsel to the Remarketing Agent in connection with their duties hereunder.

         Section 6. Conditions to the Remarketing Agent's Obligations.


         The obligations of the Remarketing Agent hereunder are subject to the following conditions:

         (a) The Prospectus shall have been timely filed with the Commission; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the qualification of the Indenture shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

         (b) The Remarketing Agent shall not have discovered and disclosed to the Company prior to or on the Remarketing Date that the Prospectus, the Registration Statement, or the Remarketing Materials or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of counsel for the Remarketing Agent, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (c) Since the respective dates as of which information is given in the Remarketing Materials (1) trading generally shall not have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (2) trading of any securities of the Company shall not have been suspended on any exchange or in any over-the-counter market, (3) a general moratorium on commercial banking activities in New York shall not have been declared by either federal or New York State authorities or (4) there shall not have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and in the case of any of the events specified in clauses (1), (2), (3) and (4), such event, singly or together with any other such event, makes it, in the judgment of the Remarketing Agent, impracticable to proceed with the Remarketing on the terms and in the manner contemplated in the Prospectus and in the Remarketing Materials.

         (d) The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Remarketing Date, and the Company shall have performed in all material respects all covenants and agreements herein contained to be performed on its part at or prior to the Remarketing Date.

         (e) The Company shall have furnished to the Remarketing Agent a certificate, dated the Remarketing Date, of the Chief Executive Officer and the Treasurer satisfactory to the Remarketing Agent stating that: (1) no order suspending the effectiveness of the Registration Statement or prohibiting the sale of the Remarketed Trust Preferred Securities is in effect, and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the Commission; (2) the representations and warranties of the Company in Section 3 are true and correct on and as of the Remarketing Date and the Company has performed in all material respects all covenants and agreements contained herein to be performed on its part at or prior to the Remarketing Date; (3) the Registration Statement, as of its Effective Date, and the Remarketing Materials, as of their respective dates, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (f) On the Remarketing Date, the Remarketing Agent shall have received a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent, of Arthur Andersen LLP, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to certain financial information contained in the Prospectus and in the Remarketing Materials.

         (g) Baker Botts L.L.P., outside counsel to the Company, Jay D. Browning, Esq., counsel to the Company, and Richards, Layton & Finger, P.A., Delaware counsel to the Company and the Trust, shall have furnished to the Remarketing Agent their opinion letters addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance reasonably satisfactory to the Remarketing Agent addressing such matters as are set forth in such counsels' opinions furnished pursuant to Sections 5(d), 5(e) and 5(f), respectively, of the Underwriting Agreement dated June 22, 2000 among the Company, the Trust and the underwriters named therein relating to 6,000,000 7 3/4% Premium Equity Participating Securities Units -- PEPS(SM) Units, adapted as necessary to relate to the securities being remarketed hereunder and to the Remarketing Materials;

         (h) Davis Polk & Wardwell, counsel for the Remarketing Agent, shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance satisfactory to the Remarketing Agent;

         (i) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate an improvement, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

         Section 7. Indemnification.

         (a) The Company agrees to indemnify and hold harmless the Remarketing Agent and each person, if any, who controls the Remarketing Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any other Remarketing Materials, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Remarketing Agent furnished to the Company in writing by the Remarketing Agent expressly for use therein; provided, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Remarketing Agent from whom the person asserting any such losses, claims, damages or liabilities purchased Remarketed Trust Preferred Securities, or any person controlling such Remarketing Agent, if a copy of the Prospectus (as then amended or supplemented if the Trust and the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Remarketing Agent to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Remarketed Trust Preferred Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 5(c) hereof.

         (b) The Remarketing Agent agrees to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who signed the Registration Statement, the Trustees and each person, if any, who controls the Company or the Trust within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any other Remarketing Materials, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Remarketing Agent furnished to the Company in writing by the Remarketing Agent expressly for the use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Remarketing Agent and all persons, if any, who control the Remarketing Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Remarketing Agent and such control persons of the Remarketing Agent, such firm shall be designated in writing by the Remarketing Agent. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         Section 8. Contribution.

         (a) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such subsections, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the Remarketing or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Remarketing Agent on the other hand in connection with the Remarketing shall be deemed to be in the same respective proportions as the total principal amount of Remarketed Trust Preferred Securities less the fee paid to the Remarketing Agent on the one hand and the fee paid to the Remarketing Agent on the other hand bear to the total principal amount of the Remarketed Trust Preferred Securities. The relative fault of the Company on the one hand and the Remarketing Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Remarketing Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (b) The Company and the Remarketing Agent agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in
     Section 8(a). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
     Section 8, the Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the fees received by it under
     Section 4 exceed the amount of any damages that the Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in Section 7 and this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (c) The indemnity and contribution provisions contained in Section 7 and this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of the Remarketing Agent or any person controlling the Remarketing Agent, or the Company, its officers or directors or any person controlling the Company and the completion of the Remarketing.

         Section 9. Resignation and Removal of the Remarketing Agent.


         The Remarketing Agent may resign and be discharged from its duties and obligations hereunder, and the Company or the Trust may remove the Remarketing Agent, by giving 60 days' prior written notice, in the case of a resignation, to the Company, the Depository, the Property Trustee, the Trust and the Indenture Trustee and, in the case of a removal, the removed Remarketing Agent, the Depository, the Property Trustee, the Trust and the Indenture Trustee; provided, however, that:

         (a) the Company may not remove the Remarketing Agent unless (1) the Remarketing Agent becomes involved as a debtor in a bankruptcy, insolvency or similar proceeding, (2) the Remarketing Agent shall not be among the 15 underwriters with the largest volume underwritten in dollars, on a lead or co-managed basis, of U.S. domestic debt securities during the twelve-month period ended as of the last calendar quarter preceding the Remarketing Date, (3) the Remarketing Agent shall be subject to one or more legal restrictions preventing the performance of its obligations hereunder, or
     (4) the Remarketing Agent shall determine that (i) the Company has not met its obligation under Section 6(d) or (ii) using its reasonable efforts, the Remarketing Agent would be unable to consummate the Remarketing on the terms and in the manner contemplated in the Prospectus and the Remarketing Materials;

         (b) the Remarketing Agent may not resign without reasonable cause; and

         (c) no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company and the Trust, in which it shall have agreed to conduct the Remarketing in accordance with the Remarketing Procedures in all material respects.

In any such case, the Company will use its reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable. The provisions of Sections 7 and 8 shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

         Section 10. Dealing in the Remarketed Trust Preferred Securities.

         The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Trust Preferred Securities. The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of Remarketed Trust Preferred Securities may be entitled to exercise or take pursuant to the Declaration with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

         Section 11. Remarketing Agent's Performance; Duty of Care.

         The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement, the Declaration, the Pledge Agreement and the Purchase Contract Agreement. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement, the Declaration, the Pledge Agreement or the Purchase Contract Agreement. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties except as otherwise set forth herein. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company, the Trust or to any holder of Remarketed Trust Preferred Securities in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from its failure to comply with the material terms of this Agreement or the gross negligence or willful misconduct on its part.

         Section 12. Termination.

         This Agreement shall terminate as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 9. In addition, this Agreement may be terminated (a) by the Company or the Trust by notifying the Remarketing Agent at any time before the time when the Remarketed Trust Preferred Securities are first generally offered by the Remarketing Agent to dealers by letter or telegram, or (b) by the Remarketing Agent by notifying the Company and the Trust at or prior to 10:00 a.m. (New York City time) five business days prior to the Remarketing Date by letter or telegram if any of the conditions described in Section 6 are not satisfied.

         If this Agreement is terminated pursuant to any of the provisions hereof, except as otherwise provided herein, the Company shall not be under any liability to the Remarketing Agent and the Remarketing Agent shall not be under any liability to the Company, except that (a) if this Agreement is terminated by the Remarketing Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this

Agreement, the Company will reimburse the Remarking Agent for all of its out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by it, and (b) if the Remarketing Agent failed or refused to purchase the Remarketed Trust Preferred Securities hereunder, without some reason sufficient hereunder to justify the cancellation or termination of if obligations hereunder, the Remarketing Agent shall not be relieved of liability to the Company for damages occasioned by its default.

         Section 13. Notices.

         All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to the Remarketing Agent, shall be delivered or sent by mail, telex or facsimile transmission to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: David Ballard (Fax:
     212-761-0538);

         (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to One Valero Place, P.O. Box 500, San Antonio, Texas 78212, Attention: Jay D. Browning, Corporate Secretary (Fax:
     210-370-2988) and Donna M. Titzman, Treasurer (Fax: 210-370-2497); and

         (c) if to the Trust, shall be delivered or sent by mail, telex or facsimile transmission to One Valero Place, P.O. Box 500, San Antonio, Texas 78212, Attention: Jay D. Browning, Corporate Secretary (Fax:
     210-370-2988) and Donna M. Titzman, Treasurer (Fax: 210-370-2497).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

         Section 14. Persons Entitled to Benefit of Agreement.

         This Agreement shall inure to the benefit of and be binding upon the Remarketing Agent, the Company, the Trust and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the Remarketing Agent contained in
Section 7(b) of this Agreement shall be deemed to be for the benefit of the Company's and the Trust's directors, officers and Trustees who sign the Registration Statement and any person controlling the Company or the Trust within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         Section 15. Survival.

         The respective indemnities, representations, warranties and agreements of the Company and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         Section 16. Governing Law.

         This Agreement shall be governed by, and construed in accordance with, the laws of New York.

         Section 17. Counterparts.

         This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         Section 18. Headings.

         The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company, the Trust and the Remarketing Agent, please indicate your acceptance in the space provided for that purpose below.


                       [SIGNATURES ON THE FOLLOWING PAGE]

                                        Very truly yours,

                                        VALERO ENERGY CORPORATION


                                        By:
                                           ------------------------------------
                                            John D. Gibbons, Vice President
                                            and Chief Financial Officer



                                        VEC TRUST I

                                        By:      Valero Energy Corporation,
                                                 as Sponsor


                                                 By:
                                                    ---------------------------
                                                     Jay D. Browning, Secretary


Accepted:

MORGAN STANLEY & CO. INCORPORATED


By:
   ------------------------------
  Name:
  Title: